PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(5)
(To Prospectus dated September 18, 1998)              Registration No. 333-42283

LOGO

Medium-Term Notes, Series B

$150,000,000
Due from Nine Months or More from the Date of Issue

The following terms may apply to the Notes. The final terms of each Note will be specified in a pricing supplement. For more information, see "Description of Notes."

 . Mature nine months or more from the date of issue

 . Denominated and/or payable in United States dollars or a foreign currency or currency units

 . May be subject to redemption at the option of Archstone or repurchased at the option of the holder

 . Fixed or floating interest rate. The
  floating interest rate formula may be based on:
 -Commercial Paper Rate
 -Prime Rate
 -LIBOR
 -Treasury Rate
 -CD Rate
 -CMT Rate
 -Federal Funds Rate
 -Eleventh District Cost of Funds Rate

 . Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity

 . Certificated or book-entry form

 . Interest paid on fixed rate notes on April 1 and October 1

 . Interest paid on floating rate notes monthly, quarterly, semi-annually or annually

 . Minimum denominations of $1,000, increased in multiples of $1,000

Consider carefully the risk factors beginning on page S-22 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

          PRICE TO     AGENTS'             PROCEEDS TO
          PUBLIC       COMMISSION          COMPANY
--------------------------------------------------------------------
Per Note  100%         .125%-.750%         99.875%-99.250%
--------------------------------------------------------------------
Total     $150,000,000 $187,500-$1,125,000 $149,812,500-$148,875,000
--------------------------------------------------------------------

Archstone is offering the Notes on a continuous basis through the Agents listed below acting as agent or principal. Each Agent has agreed to use its reasonable efforts to solicit offers to purchase the Notes.

J.P. MORGAN & CO.
                           GOLDMAN, SACHS & CO.
                                                           CHASE SECURITIES INC.

October 14, 1998

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in any Pricing Supplement, this Prospectus Supplement, or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Any Pricing Supplement, this Prospectus Supplement, and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or any offer to sell or the solicitation of any offer to buy such securities in any jurisdictions in which such offer or solicitation is unlawful. Neither the delivery of any Pricing Supplement, this Prospectus Supplement, or the Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Archstone Communities Trust ("Archstone") since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes.......................................................  S-3
Foreign Currency Risks..................................................... S-25
United States Taxation..................................................... S-26
Plan of Distribution....................................................... S-38
Validity of Notes.......................................................... S-39

                                   PROSPECTUS

Archstone Communities Trust................................................    2
Use of Proceeds............................................................    2
Ratio Information..........................................................    3
Description of Debt Securities.............................................    4
Description of Preferred Shares............................................   18
Description of Common Shares...............................................   23
Federal Income Tax Considerations..........................................   27
Plan of Distribution.......................................................   34
Experts....................................................................   35
Legal Matters..............................................................   36
Available Information......................................................   36
Incorporation by Reference.................................................   37

                              DESCRIPTION OF NOTES

The following description of the terms of the Medium-Term Notes, Series B (the "Notes") (referred to in the Prospectus as "Debt Securities"), supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of Debt Securities contained in the Prospectus. The pricing supplement (the "Pricing Supplement") for each offering of Notes will contain the specific information and terms for that offering. The Pricing Supplement may also add, update or change information contained in the Prospectus and this Prospectus Supplement. It is important for you to consider the information contained in the Prospectus, the Prospectus Supplement and the Pricing Supplement in making your investment decision.

GENERAL

The Notes constitute a single series for purposes of the Indenture, dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994 (as so supplemented, the "Indenture"), between Archstone and State Street Bank and Trust Company, as trustee (the "Trustee"). The Notes are limited in amount to $150,000,000. The total price of Notes Archstone is authorized to offer by means of this Prospectus Supplement may be reduced due to Archstone's sale of other debt securities. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus.

Archstone initially appointed the Trustee as the Paying Agent, with its office (the "Paying Agent Office") currently at Two International Place, Boston, Massachusetts 02110. The Notes may be presented or surrendered for payment and notices, designations, or requests in respect of payments with respect to Notes may be served at the office of the Paying Agent. Archstone will maintain a Paying Agent having a Paying Agent Office in Boston, Massachusetts or New York, New York.

Unless redeemed by Archstone or repaid at the option of the Holder, a Note will mature on the date ("Stated Maturity") that is specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption by Archstone, repayment at the option of the Holders, or otherwise.

The face of each Note and the applicable pricing supplement will specify the currency, currency unit or composite currency ("Specified Currency") in which the Note is denominated. Purchasers of the Notes are required to pay for the Notes by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the Specified Currency in the country issuing the Specified Currency (or, for ECUs (as defined in the Indenture), Brussels), provided that, at the election of the Holder and in certain circumstances at Archstone's option, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars. See "-- Payment of Principal and Interest."

Each Note will be represented by either (i) a permanent global Note registered in the name of The Depository Trust Company, as Depository (the "Depository"), or its nominee (each such Note represented by a permanent global Note being referred to below as a "Book-Entry Note") or (ii) a certificate issued in definitive registered form, without coupons, as set forth in the applicable Pricing Supplement. Except as set forth under "--Book-Entry Notes" below, Book-

Entry Notes will not be issued in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such permanent global Note for all purposes under the Indenture and the Notes. Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any larger amount that is a multiple of $1,000. The authorized denominations of any Note denominated in some other Specified Currency will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in New York City for cable transfers for the Specified Currency (the "Exchange Rate") on the sixth Business Day in New York City and in the country issuing such currency (or, for ECUs, Brussels) next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of the Specified Currency) and any larger amount that is a multiple of 1,000 units of the Specified Currency unless specified in the applicable Pricing Supplement.

Notes will be sold in individual issues of Notes having such interest rate and/or interest rate formula, if any, Stated Maturity, and date of original issuance as selected by the initial purchasers and agreed to by Archstone. Interest rates offered by Archstone with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction. Notes may be issued at a discount from the principal amount payable at maturity (a "Zero Coupon Note"). Holders of Zero Coupon Notes will not receive periodic payments of interest on the Notes.

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. Unless Archstone specifies an initial date on which a Note may be redeemed by Archstone (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Note will not be redeemable before its maturity. See "--Optional Redemption." If Archstone does specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at Archstone's option at any time on or after the specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which the Note is to be redeemed, together with interest accrued to the date fixed for redemption (the "Redemption Date").

The Notes (other than Book-Entry Notes) may be presented for registration of transfer or exchange at the Paying Agent Office. With respect to transfers of Book-Entry Notes and exchanges of permanent global Notes representing Book-Entry Notes, see "--Book-Entry Notes."

The Indenture provisions relating to satisfaction and discharge and legal and covenant defeasance which are described in the accompanying Prospectus under "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" will apply to the Notes.

FIXED RATE NOTES

Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from the date it is originally issued at the annual rate stated on its face and the applicable Pricing Supplement until the principal amount is paid or made available for payment.

The applicable Pricing Supplement relating to a Fixed Rate Note will designate an annual fixed rate of interest payable on such Fixed Rate Note, the Interest Payment Dates, the Regular Record Dates, and, if applicable, the Redemption Commencement Date, Redemption Price and Redemption Periods relating to such Fixed Rate Note.

FLOATING RATE NOTES

Each Note bearing interest at a variable rate (a "Floating Rate Note") will bear interest from the date it is originally issued at the annual rate determined pursuant to the interest rate formula stated on its face and the applicable Pricing Supplement until the principal amount is paid or made available for payment. The variable interest rate will be determined as follows:

    (i) Unless the Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum (as defined below) attached, the Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis (as defined below) (i) plus or minus the applicable Spread (as defined below), if any, and/or (ii) multiplied by the applicable Spread Multiplier (as defined below), if any.

    (ii) If the Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in an applicable Pricing Supplement, the Floating Rate Note will initially bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. The interest rate in effect commencing on, and including, the date for interest to begin accruing at the Fixed Interest Rate (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no Fixed Interest Rate is specified and the Floating Rate/Fixed Rate Note is still outstanding on such day, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If the Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in an applicable Pricing Supplement, the Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

A Floating Rate Note may also have either or both:

  (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

  (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for such Note. The "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for such Note.

"Market Day" means:

  (a) with respect to any Note, any Business Day in New York City and Boston;
  and

  (b) with respect to any LIBOR Note, any Business Day in New York City and Boston which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day"). "Business Day" for any particular location means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

"Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, the Trustee will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

The applicable Pricing Supplement relating to a Floating Rate Note will designate as an interest rate basis (the "Interest Rate Basis") one or more of the following:

  (a) the Commercial Paper Rate for "Commercial Paper Rate Notes";

  (b) the Prime Rate for "Prime Rate Notes";

  (c) LIBOR for "LIBOR Notes";

  (d) the Treasury Rate for "Treasury Rate Notes";

  (e) the CD Rate for "CD Rate Notes";

  (f) the CMT Rate for "CMT Rate Notes";

  (g) the Federal Funds Rate for "Federal Funds Rate Notes";

  (h) the Eleventh District Cost of Funds Rate for "Eleventh District Cost of Funds Rate Notes"; or

  (i) such other interest rate formula as such Pricing Supplement sets forth.

The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date, the Interest Determination Date, and the Interest Reset Date for such Note.

The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (such period being the "Interest Reset Period" for such Floating Rate Note, and the first date of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be:

  (a) for Floating Rate Notes (other than Treasury Rate Notes) that reset daily, each Business Day;

  (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

  (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below;

  (d) for Floating Rate Notes that reset monthly, the third Wednesday of each month;

  (e) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

  (f) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

  (g) for Floating Rate Notes that reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; and

  (h) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement).

If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for such Floating Rate Note, the Interest Reset Date will be the next day that is a Market Day (except that for a LIBOR Note, if such Market Day is in the following calendar month, the Interest Reset Date will be the immediately preceding Market Day). In addition, if the Treasury Rate is an applicable Base Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be the following Business Day.

The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date"), for a CMT Rate Note (the "CMT Rate Interest Determination Date"), for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") and for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Interest Determination Date") will be the second Market Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the following week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will be the first Market Day immediately following the auction date.

All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876546% or .09876546 being rounded to 9.87655% or .0987655), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

In addition to any maximum interest rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the following Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

References below to information services include any successor information services.

Commercial Paper Rate Notes

Commercial Paper Rate Notes will bear interest at a specified rate that will be reset periodically based on the Commercial Paper Rate and any Spread and/or Spread Multiplier.

"Commercial Paper Rate" means, for any Interest Reset Date, the Money Market Yield (calculated as described below) of the annual rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") under the heading "Commercial Paper--Nonfinancial."

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of such rate on the Commercial Paper Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Federal Reserve Release--Commercial Paper."

  (b) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or by the Federal Reserve Bank of New York, the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered annual rates quoted on a bank discount basis, as of 11:00 a.m., New York City time, on the Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York City (which may include the Agents) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for a nonfinancial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

  (c) If fewer than three dealers selected by the Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                       Money Market
                       Yield = 100 X             360 X D
                                               ------------
                                                   360 -
                                                   (D X M)
where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period from the Interest Reset Date to but excluding the day that numerically corresponds to such Interest Rate Date (or, if there is not a numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which such Interest Reset Date falls.

Prime Rate Notes

Prime Rate Notes will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread and/or Spread Multiplier.

"Prime Rate" means, for any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan."

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service ("Reuters Screen USPRIME1 Page") as the bank's prime rate or base lending rate as in effect for the Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on the Prime Rate Interest Determination Date.

  (b) If fewer than four rates appear on the Reuters Screen USPRIME1 Page on the Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Prime Rate Interest Determination Date by four major banks in New York City selected by the Calculation Agent.

  (c) If fewer than four banks are providing quotes, the rate will be the same rate as used for the prior interest period.

LIBOR Notes

LIBOR Notes will bear interest at a specified rate that will be reset periodically based on LIBOR and any Spread and/or Spread Multiplier.

LIBOR for any Interest Reset Date will be determined by the Calculation Agent as follows:

  (a) The Calculation Agent will determine either:

    (i) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the applicable Index Maturity commencing on the Interest Reset Date which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on the LIBOR Interest Determination Date if at least two offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (ii) the rate for deposits in U.S. dollars for the period of the applicable Index Maturity commencing on the Interest Reset Date that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service. "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service.

    If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

  (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request that the principal London offices of four major banks in the London interbank market selected by the Calculation Agent provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 a.m., London time, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in that market at that time. If at least two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in that market at that time.

  (c) If fewer than three banks selected by the Calculation Agent are quoting rates, the rate will be the same rate as used for the prior interest period.

Treasury Rate Notes

Treasury Rate Notes will bear interest at a specified rate that will be reset periodically based on the Treasury Rate and any Spread and/or Spread Multiplier.

"Treasury Rate" means, for any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)."

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant Calculation Date, then the Treasury Rate will be the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury.

  (b) If the results of the auction of Treasury bills having the specified Index Maturity are not published or reported in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  (c) If the secondary market rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for the Interest Reset Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Treasury Interest Determination Date, of three primary United States government securities dealers in New York City selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (d) If fewer than three dealers selected by the Calculation Agent are quoting rates, the rate will be the same rate used for the prior interest period.

CD Rate Notes

CD Rate Notes will bear interest at a specified rate that will be reset periodically based on the CD Rate and any Spread and/or Spread Multiplier.

"CD Rate" means, for any Interest Reset Date, the rate for the relevant CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)."

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for the Interest Reset Date will be the rate on the CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit."

  (b) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or Composite Quotations, the CD Rate for the Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on the CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money market banks in the market for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000.

  (c) If fewer than three dealers selected by the Calculation Agent are quoting rates, the rate will be the same rate used for the prior interest period.

CMT Rate Notes

CMT Rate Notes will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread and/or Spread Multiplier.

"CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for:

  (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date; or

  (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs.

    (a) If the rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

    (b) If the rate is no longer published in H.15(519) or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to the Interest Reset Date as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

    (c) If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City (which may include the Agent or its affiliates) selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.

    (d) If the Calculation Agent is unable to obtain three Treasury Note quotations, the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in New York City (from five the Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are providing quotes, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If two Treasury Notes with an original maturity have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity and will use those quotations to calculate the CMT Rate as described above.

    (e) If fewer than three Reference Dealers are providing quotes, the rate will be the same as the rate used in the prior interest period.

"Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If a page is not specified in the applicable Pricing Supplement, the Designated CMT Telerate Page will be 7052 for the most recent week.

"Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be 2 years.

Federal Funds Rate Notes

Federal Funds Rates Notes will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread and/or Spread Multiplier.

"Federal Funds Rate" means, for any Interest Reset Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Federal Funds Rate for the Interest Reset Date will be the rate on the Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal
  Funds/Effective Rate."

  (b) If by 3:00 p.m., New York City time, on the Calculation Date the rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate for the Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on the Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent.

  (c) If fewer than three brokers selected by the Calculation Agent are providing quotes, the rate will be the same as the rate used in the prior interest period.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate Notes will bear interest at a specified rate that will be reset periodically based on the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier.

"Eleventh District Cost of Funds Rate" means, for any Interest Reset Date, the rate on the relevant Eleventh District Cost of Funds Rate Interest Determination Date equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate Interest Determination Date.

The following procedures will apply if the rate cannot be set as described above:

  (a) If the rate does not appear on Telerate Page 7058 on the Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on the Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank. ("FHLB") of San Francisco, as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Rate Interest Determination Date.

  (b) If the FHLB of San Francisco fails to announce the Index on or prior to the Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding the Eleventh District Cost of Funds Rate Interest Determination Date, the rate will be the same as the rate used in the prior interest period.

RENEWABLE NOTES

Archstone may issue from time to time renewable Floating Rate Notes ("Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Interest Rate Basis and any Spread and/or Spread Multiplier, and subject to any minimum interest rate and maximum interest rate,) specified in the Renewable Notes and in the applicable Pricing Supplement.

Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates in each year specified in the applicable Pricing Supplement (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after the Election Date (or to such other date as is specified in the applicable Pricing Supplement), unless the Holder of the Renewable Notes elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000 by delivering a notice of that election to the Paying Agent not less than nor more than the number of days specified in the applicable Pricing Supplement prior to the Election Date. This option may be exercised with respect to less than the entire principal amount of the Renewable Notes so long as the principal amount for which the option is not exercised is at least U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000. The maturity of the Renewable Notes may not, however, be extended beyond the Final Maturity Date as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the Holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and that election is not revoked as described below, that portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the Holder made the election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000 by delivering a notice of the revocation to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the fifteenth calendar day before the date on which that portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided, however, that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least U.S. $1,000 or any larger amount that is a multiple of U.S. $1,000. A revocation may not, however, be made during the period from and including a Regular Record Date to but excluding the immediately succeeding Interest Payment Date.

An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described in the preceding paragraph, will be binding upon subsequent Holders.

Renewable Notes may be redeemed in whole or in part at the option of Archstone on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price of 100% of the principal amount of the Renewable Notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notice of redemption will be sent to each Holder by first class mail, postage prepaid, at least 30 and not more than 60 calendar days prior to the date fixed for redemption.

Renewable Notes may also be issued, from time to time, with the Spread and/or Spread Multiplier to be reset by a remarketing agent in remarketing procedures to be specified in the Renewable Notes and in the applicable Pricing Supplement.

EXTENSION OF MATURITY

The Pricing Supplement relating to each Fixed Rate Note (other than an Amortizing Note) will indicate whether Archstone has the option to extend the maturity of the Fixed Rate Note for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in the Pricing Supplement. If Archstone has this option with respect to any Fixed Rate Note (an "Extendible Note"), the following procedures will apply, unless modified in the applicable Pricing Supplement.

Archstone may exercise the option with respect to an Extendible Note by notifying the Paying Agent of the exercise at least 45 but not more than 60 calendar days prior to the stated maturity date originally in effect with respect to the Note (the "Original Maturity Date") or, if the stated maturity date of the Note has already been extended, prior to the stated maturity date then in effect (an "Extended Maturity Date"). No later than 40 calendar days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the Holder of the Extendible Note a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth: (a) the election of Archstone to extend the maturity of the Extendible Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which the redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the Holder of an Extendible Note, the maturity of the Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, the Note will have the same terms it had prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), Archstone may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of the higher interest rate to the Holder of the Note by first class mail, postage prepaid, or by such other means as agreed between Archstone and the Paying Agent. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear the higher interest rate for the Extension Period, whether or not tendered for repayment.

If Archstone elects to extend the maturity of an Extendible Note, the Holder of the Note will have the option to require Archstone to repay the Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus all accrued and unpaid interest to the Maturity Date. In order for an Extendible Note to be repaid on the Maturity Date, the Holder thereof must follow the procedures set forth below under "Repayment at the Option of the Holder" for optional repayment, except that the period for delivery of the Note or notification to the Paying Agent will be at least 25 but not more than 35 calendar days prior to the Maturity Date then in effect and except that a Holder who has tendered an Extendible Note for repayment pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

ORIGINAL ISSUE DISCOUNT NOTES

Original Issue Discount Notes are Notes issued at a discount from the principal amount payable at maturity (including any Zero Coupon Note) and which are considered to be issued with original issue discount which must be included in income for United States federal income tax purposes at a constant rate ("Original Issue Discount Notes"). See "United States Taxation." Certain additional considerations relating to Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

AMORTIZING NOTES

Archstone may offer Notes for which payments of principal and interest are made over the life of the Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Note and then to the reduction of the unpaid principal amount of the Note. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for the Amortizing Notes.

INDEXED NOTES

Archstone may issue Notes with the amount of principal, premium and/or interest payable to be determined with reference to the price or prices of specific commodities or stocks, to the exchange rate of one or more designated currencies (including a composite currency such as the ECU) relative to an indexed currency or to such other price(s) or exchange rate(s)

("Indexed Notes"), as specified in the applicable Pricing Supplement. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and certain tax considerations associated with an investment in Indexed Notes will be specified in the applicable Pricing Supplement.

OTHER PROVISIONS, ADDENDA

Any provisions with respect to the Notes, may be modified by the terms specified under "Other Provisions" on the face of the Note or in an addendum (an "Addendum") relating thereto, if so specified on the face of the Note and in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in a currency other than U.S. dollars will nevertheless be made in U.S. dollars:

  (a) at the option of the Holders of such Notes under the procedures described in the two following paragraphs; and

  (b) at Archstone's option in the case of imposition of exchange controls or other circumstances beyond Archstone's control as described in the last paragraph under this heading.

Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Note denominated in a currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, as the case may be, has requested in writing to the Paying Agent on or before such Regular Record Date, or the date 15 days before maturity, as the case may be, that payments be made in U.S. dollars. Such request may be in writing (mailed or hand delivered) or by cable or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to the Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Notes denominated in a currency other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact the broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

The U.S. dollar amount to be received by a Holder of a Note denominated in a currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the exchange rate agent (the "Exchange Rate Agent"), at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, by selecting the indicative quotations for the Specified Currency appearing at that time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance on a list of banks to be agreed to by Archstone and the Exchange Rate Agent prior to such second Business Day, which are offering quotes on the

Quoting Source. The Exchange Rate Agent will select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from the Specified Currency. "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Exchange Rate Agent determines that that service is not available, Telerate Monitor Foreign Exchange Service. If the Exchange Rate Agent determines that neither Service is available, Archstone and the Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and that display or manner will become the Quoting Source.

In the case of a Specified Currency other than ECUs, if (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on the second Business Day preceding the applicable Payment Date notice from Archstone that there exist exchange controls or other circumstances beyond Archstone's control rendering the Specified Currency unavailable, then the Exchange Rate Agent will, prior to such Payment Date, notify Archstone and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") as of such second Business Day. If the Market Exchange Rate for that date is not available, the Exchange Rate Agent shall immediately notify Archstone and the Trustee of the most recently available Market Exchange Rate for the Specified Currency. In the case of ECUs, if: (i) fewer than three bid quotations are available at the time a determination is to be made by the Exchange Rate Agent pursuant to the preceding paragraph, or (ii) the Exchange Rate Agent received no later than 12:00 noon, New York City time, on the second Business Day preceding the applicable Payment Date notice from Archstone that (A) there exist exchange controls or other circumstances beyond Archstone's control, rendering ECUs unavailable or (B) ECUs are no longer used in the European Monetary System, rendering ECUs unavailable, then the Exchange Rate Agent will, prior to such Payment Date, notify Archstone and the Trustee of the rate of conversion for ECUs into U.S. dollars, determined as of the second Business Day on the following basis: The component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were components of the ECUs as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalent of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise specified to the Exchange Rate Agent by Archstone.

Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date immediately before each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following its date of issue to the registered owner on the Regular Record Date relating to the second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note will be the date 15 calendar days before each Interest Payment Date, whether or not that date is a Business Day, and the "Regular Record Date" for any Fixed Rate Note will be the March 15 and September 15 immediately preceding the April 1 and October 1 Interest Payment Dates unless otherwise indicated in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

  (a) for Floating Rate Notes that reset daily, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

  (b) for Floating Rate Notes that reset weekly, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

  (c) for Floating Rate Notes that reset monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September, and December of each year (as indicated in the applicable Pricing Supplement);

  (d) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

  (e) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

  (f) for Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and

  (g) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

each an "Interest Payment Date," and in each case, at maturity. If an Interest Payment Date (other than at Stated Maturity, a Redemption Date or an Optional Repayment Date (as defined below under "Repayment at the Option of the Holder")) with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to that Note (and for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), the Interest Payment Date will be on the following Market Day (with interest accruing to but excluding the next following Market Day) (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the immediately preceding Market Day (with interest accruing to but excluding the immediately preceding Market
Day)). If the Stated Maturity, Redemption Date or Optional Repayment Date of a Floating Rate Note falls on a day that is not a Market Day (and for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), the required payment of principal, premium, if any, and interest will be made on the following Market Day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the Stated Maturity, Redemption Date or Optional Repayment Date, as the case may be, to the date of the payment on the following Market Day.

Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Stated Maturity, as the case may be.

For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid, but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes, or Eleventh District Cost of Funds Rate Notes or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

A payment on any Fixed Rate Note due on any day that is not a Market Day (and, for any Note denominated in a currency other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)) need not be made on such a day, but may be made on the following Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

Payment of the principal of (and premium, if any) and any interest due with respect to any Note (other than a Book-Entry Note) at maturity will be made in immediately available funds upon surrender of such Note at the Paying Agent Office, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make the payments in such funds in accordance with its normal procedures. Payments of interest on any Note (other than any Book-Entry Note) other than at maturity will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. Payments in respect of Book-Entry Notes are discussed under "--Book-Entry Notes."

If the principal of (and premium, if any) or interest on any Note is payable in a currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of Archstone, Archstone will be entitled to satisfy its obligations to Holders of the Notes by making payment in U.S. dollars on the basis of the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

REPAYMENT AT THE OPTION OF THE HOLDER

The Notes will be repayable by Archstone at the option of the Holders thereof prior to Stated Maturity only if one or more optional repayment dates are specified on the face of the Note and in the applicable Pricing Supplement ("Optional Repayment Dates"). If so specified, the Notes will be subject to repayment at the option of the Holders thereof on any Optional Repayment Date in whole or in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as provided therein), together with unpaid interest accrued to the date of repayment. For any Note to be repaid, the Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which Archstone shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

Only the Depositary may exercise the repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, holders of beneficial interests ("Beneficial Owners") of a permanent global Note that desire to have all or any portion of the Book-Entry Notes represented by such permanent global Note repaid must instruct the participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related permanent global Note and duly completed election form to the Trustee as aforesaid. In order to ensure that the permanent global Note and election form are received by the Trustee on a particular day, the applicable Beneficial Owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from Beneficial Owners of permanent global Notes relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, each such Beneficial Owner shall cause the participant through which it owns its interest to transfer such Beneficial Owner's interest in the permanent global Note or Notes representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. See "--Book-Entry Notes."

If applicable, Archstone will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

Archstone may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by Archstone may, at the discretion of Archstone, be held, resold or surrendered to the Trustee for cancellation.

OPTIONAL REDEMPTION

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable at Archstone's option at any time after the date or dates specified therein. If one or more dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of Archstone at the specified Redemption Price applicable to the Redemption Period during which the Note is to be redeemed, together with interest accrued to the Redemption Date.

If so specified in the applicable Pricing Supplement, the Notes will be redeemable at Archstone's option, as a whole or from time to time in part in increments of U.S. $1,000 or such other minimum denomination specified in the applicable Pricing Supplement (provided that any remaining principal amount thereof shall be at least U.S. $1,000 or such other minimum denomination), on any date prior to their Stated Maturity at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

The "Make-Whole Premium" in respect of any Note is intended to be the amount, if any, which, when added to the then outstanding principal amount of such Note, would, if invested on the Redemption Date of such Note in U.S. Treasury securities with maturities equal to the Remaining Life of the Notes, have a yield to maturity equal to the original yield to maturity of the Notes, based on the initial public offering price of the Notes set forth in the applicable Pricing Supplement. The amount of the Make-Whole Premium in respect of the principal amount of any Note to be redeemed will be calculated by Archstone and will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of such Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on such Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

The "Treasury Yield" in respect of any Note to be redeemed shall be determined as of the date on which notice of redemption of such Note is sent to the Holder thereof by reference to the most recent Federal Reserve Statistical Release H.15(519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of the Notes and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of the Notes" shall equal the number of years from the Redemption Date to the Stated Maturity of the Notes; provided that if the Remaining Life of the Notes being redeemed is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of the Notes shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of the Notes and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of the Notes, except that if the Remaining Life of the Notes is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

Notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each Holder as that address appears in the Security Register.

Archstone may purchase Notes at any price in the open market or otherwise. Notes purchased by Archstone may, at the discretion of Archstone, be held or resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

Upon issuance, all Book-Entry Notes having the same terms and date of issue will be represented by a single permanent global Note. Each permanent global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary. Currently, the Depositary will accept the deposit of only permanent global Notes denominated in U.S. dollars.

Ownership of beneficial interests in a permanent global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global Note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such permanent global Note. Ownership of beneficial interests in such a permanent global Note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Note.

Archstone has been advised by the Depositary that upon the issuance of a permanent global Note representing Book-Entry Notes, and the deposit of such permanent global Note with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such permanent global Note to the accounts of participants. The accounts to be credited shall be designated by the soliciting Agent or, to the extent that the Book-Entry Notes are offered and sold directly, by Archstone.

Payment of principal of and any premium and interest on Book-Entry Notes represented by any permanent global Note registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of the permanent global Note representing such Book-Entry Notes. Neither Archstone, the Trustee, nor any agent of Archstone or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Note representing such Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

Archstone has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Note as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in a permanent global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

No permanent global Note described above may be transferred except as a whole by the Depositary for such permanent global Note to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

A permanent global Note representing Book-Entry Notes is exchangeable for definitive Notes registered in the name of, and a transfer of a permanent global Note may be registered to, any Person other than the Depositary or its nominee, only if:

  (a) the Depositary notifies Archstone that it is unwilling or unable to continue as Depositary for such permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

  (b) Archstone in its sole discretion determines that such permanent global Note shall be exchangeable for definitive Notes in registered form; or

  (c) any event shall have happened and be continuing that constitutes or, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes.

Any permanent global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Note.

Except as provided above, owners of beneficial interests in such permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no permanent global Note representing Book-Entry Notes shall be exchangeable, except for another permanent global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a Holder is entitled to give or take under the Indenture. Archstone understands that, under existing industry practices, in the event that Archstone requests any action of Holders or an owner of a beneficial interest in such permanent global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The Depositary has advised Archstone that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a Note denominated in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and other currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which Archstone has no control, including economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and prospective purchasers should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any Note. Depreciation of the specified currency for a Note against the U.S. dollar would result in a decrease in the effective yield of such Note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to prospective purchasers on a U.S. dollar basis.

Except as set forth below, if payment in respect of a Note is required to be made in a currency other than U.S. dollars and such currency is unavailable to Archstone due to the imposition of exchange controls or other circumstances beyond Archstone's control or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note will be made in U.S. dollars until such currency is again available to Archstone or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such Note so made in U.S. dollars will not constitute an event of default under the Indenture. But, if a specified currency is unavailable to Archstone solely because the country of issue has replaced its currency with Euro or other currency of the European Union pursuant to the Treaty establishing the European Community, the amounts payable will, beginning with the date the replacement becomes effective, be made in Euro or such other currency. The amounts payable on any date will be converted into Euro or such other currency on the basis of the conversion rate officially in effect in the European Union on the effective date of the replacement.

If payment is required to be made in Euro and Euro are unavailable to Archstone due to the imposition of exchange controls or other circumstances beyond Archstone's control or are no longer used in the European Monetary System, then all payments will be made in U.S. dollars until Euro are again available to Archstone or so used. The amount of each payment in U.S. dollars will be computed on the basis of the equivalent of Euro in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

If payments on any series of Notes must be made in the European Currency Unit ("ECU") and Euro is substituted for the ECU as the unit of account of the European Community or the European Central Bank, then Archstone may redenominate all of the Notes of that series into Euros, by giving holders notice of the redenomination.

The paying agent will make all determinations referred to above at its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the Notes.

The information set forth in this prospectus supplement is directed to prospective purchasers of Notes who are U.S. residents. We disclaim any responsibility to advise any other prospective purchasers with respect to any matters that may affect the purchase, sale or holding of Notes. These persons should consult their own legal and financial advisors with regard to such matters.

Any pricing supplement relating to Notes having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

FOREIGN CURRENCY JUDGMENTS

The Notes will be governed by and construed in accordance with the internal laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

                             UNITED STATES TAXATION

The following discussion is a summary of the principal United States federal income tax consequences of ownership and disposition of Notes. It deals only with Notes held as capital assets by initial purchasers and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, the summary deals only with Notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable Pricing Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, final, temporary and proposed regulations thereunder, administrative rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

Prospective purchasers of Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership and disposition of Notes.

UNITED STATES HOLDERS

PAYMENTS OF INTEREST

Payments of "qualified stated interest" (as defined below under "Original Issue Discount--General") on a Note, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), generally will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner of a Note who or that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, other than a partnership that is not treated as a U.S. person under applicable Treasury regulations, created or organized in the United States or organized under the laws of the United States or of any State thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust described in Section 7701(a)(30) of the Code (taking into account changes thereto and associated effective dates, elections and transition rules) or (v) otherwise subject to United States federal income taxation on a net income basis in respect of a Note. The term "United States Holder" also includes certain former citizens and residents of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term "United States Alien Holder" means a Holder of a Note who or that is not a United States Holder.

If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact received in or converted into U.S. dollars. An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued by a United States Holder will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service (the "Service").

Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) denominated in, or determined by reference to, a foreign currency, the accrual-basis United States Holder thereof will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

ORIGINAL ISSUE DISCOUNT

GENERAL. A Note, other than a Note with a term of one year or less (a "short-term Note"), will be treated as issued at an original issue discount (a "Original Issue Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Note will be the first price at which a substantial amount of Notes included in the issue of which the Note is a part is sold to the public (excluding bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." Qualified stated interest is generally stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods). Special rules for "Variable Rate Notes" (as defined below under "Original Issue Discount-- Variable Rate Notes") are described below under "Original Issue Discount-- Variable Rate Notes."

In general, if the excess of a Note's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity, or in the case of Amortizing Notes, the weighted average maturity as determined under the applicable regulations (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Note is not an Original Issue Discount Note. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Note with de minimis original issue discount must include such de minimis original issue discount in income as capital gain as stated principal payments on the Note are made. The includible amount with respect to each such payment will equal the product of the total amount of the Note's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

United States Holders of Original Issue Discount Notes having a maturity of more than one year from their date of issue, whether a holder uses the cash or accrual method of accounting must, generally, include in ordinary gross income, before the receipt of cash attributable to such income, original issue discount ("OID") calculated on a constant-yield method. The amount of OID includible in income by a United States Holder of an Original Issue Discount Note is the sum of the daily portions of OID with respect to the Original Issue Discount Note for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Original Issue Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the United States Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. In the case of an initial holder, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Original Issue Discount Note's "adjusted issue price" at the beginning of the accrual period and such Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest payments, if any, payable (or treated as payable) on the Note during the accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Note contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between (x) the amount payable at the maturity of the Note (other than any payment of qualified stated interest) and (y) the Note's adjusted issue price as of the beginning of the final accrual period.

ACQUISITION PREMIUM. A United States Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of the Note's adjusted issue price (as determined above under "Original Issue Discount--General") (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce each daily portions of OID by a fraction thereof, the numerator of which fraction is the excess of the United States Holder's adjusted basis in the Note immediately after its purchase by such holder over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

MARKET DISCOUNT. A Note, other than a short-term Note, will be treated as purchased at a market discount (a "Market Discount Note") if (i) the amount for which a United States Holder purchased the Note is less than the Note's issue price (as determined above under "Original Issue Discount--General") and (ii) the Note's stated redemption price at maturity or, in the case of an Original Issue Discount Note, the Note's "revised issue price," exceeds the amount for which the United States Holder purchased the Note by at least 1/4 of 1 percent of such Note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years (or weighted average years in the case of Amortizing Notes) to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount" and such Note is not subject to the rules discussed in the following paragraphs. The Code provides that, for these purposes, the "revised issue price" of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note.

Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Any principal payment (or, in the case of an Original Issue Discount Note, any payment that is not a payment of qualified stated interest) on a Market Discount Note will be treated as ordinary income to the extent of the market discount that has not been previously included in income and is treated as having accrued at the time of such payment.

Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently as it accrues over the life of the Note. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service. A United States Holder's tax basis in a Market Discount Note is increased by the amount of market discount included in such holder's income under such an election.

Market discount on a Market Discount Note will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Note with respect to which it is made and may not be revoked. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for net direct interest expense related to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

PRE-ISSUANCE ACCRUED INTEREST. If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION. ln general, if a Note provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and one of such schedules is significantly more likely than not to occur, the yield and maturity of the Note are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the Notes will be subject to special rules governing contingent payment obligations that will be discussed in the applicable Pricing Supplement.

Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if Archstone or the Holder has an unconditional option or options, exercisable on one or more dates during the term of such Note, that, if exercised, would require payments to be made on the Note under an alternative payment schedule or schedules, then (i) in the case of an option or options of Archstone, Archstone will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. If both Archstone and the Holder have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the
Note is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A United States Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Notes Purchased at a Premium") or acquisition premium. A United States Holder's tax basis in a Note is increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal its cost to the electing United States Holder immediately after its acquisition thereby, the issue date of the Note will be the date of its acquisition by the electing United States Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Note with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing United States Holder will be treated as having made the election discussed above under "Original Issue Discount--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

VARIABLE RATE NOTES. A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity (or weighted average maturity in the case of Amortizing Notes) from the issue date and (z) .015, and (2) 15 percent of the total noncontingent principal payments, and (ii) provides for stated interest (compounded or paid at least annually) at the current value of (1) one or more "qualified floating rates,"
(2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A "current value" of a qualified floating rate or objective rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day. Finally, a Variable Rate Note must not provide for any contingent principal payments, except as otherwise provided in this paragraph.

A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than or equal to 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, it is expected that Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, CMT Rate Notes, Federal Funds Rate Notes and Eleventh District Cost of Funds Rate Notes will generally be treated as Variable Rate Notes.

In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or an objective rate and the interest is generally unconditionally payable in cash or property (other than debt instruments of Archstone) at least annually, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined as described in "Original Issue Discount--General" by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield reasonably expected for the Note.

If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or an objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

SHORT-TERM NOTES. In general, an individual or other cash basis United States Holder of a short-term Note is not required to accrue "acquisition discount" (as defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Notes as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue acquisition discount on short-term Notes on either a straight-line basis or, at the election of the United States Holder, under the constant-yield method (based on daily compounding). In the case of a United States Holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the short-term Note will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue acquisition discount on short-term Notes will be required to defer deductions for net direct interest expense related to short-term Notes in an amount not exceeding the deferred income until the deferred income is realized.

For purposes of determining the amount of acquisition discount subject to these rules, no interest on a short-term Note is treated as qualified stated interest; thus, all interest is included in acquisition discount and no de minimis rule applies.

FOREIGN CURRENCY ORIGINAL ISSUE DISCOUNT NOTES. OID for any accrual period on an Original Issue Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Note), a United States Holder may recognize exchange gain or loss which will be ordinary gain or loss, measured by the difference between the amount received (translated into U.S. dollars at the exchange rate on the date of receipt) and the amount previously accrued (as translated into U.S. dollars).

NOTES PURCHASED AT A PREMIUM

A United States Holder that purchases a Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Under new regulations in effect for Notes acquired on or after March 2, 1998, if the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder's prior interest inclusions on the Note; any excess is generally carried forward and allocable to the next accrual period. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. The new regulations provide a restrictive automatic consent for a U.S. Holder to change its method of accounting for eligible bond premium in certain circumstances, if the change is made for the first taxable year for which the U.S. Holder must account for the Note under the new regulations. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount."

PURCHASE, SALE AND RETIREMENT OF THE NOTES

A United States Holder's tax basis in a Note will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Note, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

A United States Holder will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount--Short-Term Notes" or "Original Issue Discount--Market Discount" or described in the next succeeding paragraph or attributable to accrued but unpaid interest or with respect to certain contingent payment obligations, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

Gain or loss recognized by a United States Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

Foreign currency received as interest on (or OID with respect to) a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

INDEXED NOTES, OTHER NOTES SUBJECT TO THE CONTINGENT PAYMENT RULES AND AMORTIZING NOTES

The applicable Pricing Supplement will contain a discussion of any special United States federal income tax rules with respect to Notes that are not subject to the rules governing Variable Rate Notes, payments on which are determined by reference to any index, and with respect to other notes subject to the contingent payment rules and any Amortizing Notes.

UNITED STATES ALIEN HOLDERS

This discussion assumes that the Note is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

  (i) payments of principal, premium (if any) and interest, including OID, by Archstone or any of its paying agents to any United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (a) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Archstone entitled to vote, (b) such holder is not, for federal income tax purposes, a controlled foreign corporation that is related (directly or indirectly) to Archstone through stock ownership, and
  (c) either (A) the beneficial owner of the Note certifies to Archstone or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to Archstone or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

  (ii) a United States Alien Holder of a Note will not be subject to United States federal income tax on any gain realized on the sale or exchange of a Note unless (a) such gain is effectively connected with a trade or business in the United States of the United States Alien Holder or (b) in the case of a United States Alien Holder who is an individual, the United States Alien Holder is present in the United States for 183 days or more in the taxable year of such sale or exchange and either (A) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (B) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; and

  (iii) a Note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Archstone entitled to vote and (b) the income on the Note would not have been effectively connected with a United States trade or business of the individual at the individual's death.

On October 6, 1997, the U.S. Treasury Department issued final Treasury regulations (the "Withholding Regulations") that generally provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Withholding Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause
(i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Withholding Regulations are effective for payments made after December 31, 1999. The Withholding Regulations would alter the procedures for claiming the benefit of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors concerning the effect, if any, of such Withholding Regulations on an investment in the Notes.

If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including OID) on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from withholding of United States federal income tax, will generally be subject to regular United States federal income tax on such interest (including OID) or gain in the same manner as if it were a United States Holder. See "United States Holders" above. In lieu of the certificate described above, such Holder must provide to the withholding agent two properly executed copies of IRS Form 4224 (or successor form) in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest (including OID) or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

United States Alien Holders should consult their own tax advisors with respect to their particular circumstances.

BACKUP WITHHOLDING AND INFORMATION REPORTING

UNITED STATES HOLDERS

In general, information reporting requirements will apply to payments of principal, any premium and interest on a Note and the proceeds of the sale of a Note before maturity within the United States to, and to the accrual of OID on an Original Issue Discount Note with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or is notified by the Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

UNITED STATES ALIEN HOLDERS

Under current law, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by Archstone or a paying agent to a United States Alien Holder on a Note; provided, the certification described in clause (i)(c) under "United States Alien Holders" above is received; and provided further that the payor does not have actual knowledge that the holder is a United States person. Archstone or a paying agent, however, may report (on Internal Revenue Service Form 1042S) payments of interest (including OID) on Notes.

If payments on a Note are made to or through a foreign office of a custodian, nominee, broker or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding or information reporting to such payments made to such beneficial owner. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Under the Withholding Regulations, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

Payments of the proceeds from the sale by a United States Alien Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) may apply to such payments, unless (a) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (b) the beneficial owner otherwise establishes an exemption. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

The recently issued Withholding Regulations substantially revise the procedures that withholding agents and payees must follow to comply with, or establish an exemption from, these information reporting and backup withholding provisions for payments of income after December 31, 1999. Each Holder of Notes should consult such Holder's own tax advisor regarding the tax consequences to such Holder of the Withholding Regulations.

Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules are allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

Under the terms of the Distribution Agreement, dated October 14, 1998 (the "Distribution Agreement"), Archstone is offering the Notes on a continuous basis through the Agents. The Agents have agreed to use their reasonable best efforts to solicit orders. Archstone will pay an Agent a commission ranging from .125% to .750% of the principal amount of each Note, depending on its maturity, sold through that Agent. The exact commission paid will be determined by the stated maturity of the Notes sold. Commissions with respect to Notes with stated maturities of over 30 years will be negotiated at the time of sale. The following table describes the potential proceeds Archstone will receive, but does not include expenses payable by Archstone which are estimated to be $100,000.

                                            AGENTS' COMMISSIONS AND
                            PRICE TO PUBLIC        DISCOUNTS          PROCEEDS TO THE COMPANY
                            --------------- ----------------------- ----------------------------
   Per Note................      100%           .125% to .750%           99.875% to 99.250%
   Total...................  $150,000,000   $187,500 to $1,125,000  $149,812,500 to $148,875,000

Archstone may arrange for Notes to be sold through any other agent or may sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which Archstone is permitted to do so. If Archstone sells Notes directly to investors, no commission or discount will be paid. Archstone also may sell Notes to any Agent as principal for the Agent's account at a price agreed upon at the time of sale. Such Notes may be resold by the Agent to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the Agent. Unless otherwise specified in the pricing supplement, any Note sold to an Agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a Note of identical maturity.

The Agents may sell Notes purchased from Archstone as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from Archstone to such dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed.

The Notes will not have an established trading market when issued. Also, the Notes will not be listed on any securities exchange. The Agents may make a market in the Notes, as permitted by applicable laws and regulations but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes, or that any Notes will be sold.

Each purchaser of a Note will arrange for payment as instructed by the applicable Agent. The Agents are required to deliver the proceeds of the Notes to Archstone in immediately available funds, to a bank designated by Archstone in accordance with the terms of the Distribution Agreement, on the date of settlement.

The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. Archstone has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification.

Archstone reserves the right to withdraw, cancel or modify the offer made hereby without notice.

In connection with the purchase of Notes by one or more Agents, as principal, for resale at a fixed price, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Such transactions may consist of bids or purchases of Notes for the purpose of pegging, fixing or maintaining the price of the Notes. Specifically, the Agents may overallot in connection with such offering, creating a syndicate short position. In addition, the Agents may bid for and purchase the Notes in the open market to cover syndicate short position or to stabilize, maintain or otherwise affect the price of the Notes. Finally, the syndicate may reclaim selling concessions allowed for distributing Notes in the offering, if the syndicate repurchases previously distributed Notes in the market to cover overallotments or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market level. The Agents are not required to engage in any of these activities, and may end any of them at any time.

Concurrently with the offering of the Notes through the Agents, Archstone may issue other Debt Securities as described under "Description of Debt Securities" in the accompanying Prospectus.

In the ordinary course of their respective businesses, the Agents and their affiliates have engaged and may in the future engage, in investment banking and/or commercial banking transactions with Archstone and its affiliates.

                               VALIDITY OF NOTES

The validity of the Notes and certain other matters will be passed upon for Archstone by Mayer, Brown & Platt, Chicago, Illinois, and certain matters will be passed upon for the Agents by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The opinions of Mayer, Brown & Platt and Skadden, Arps, Slate, Meagher & Flom LLP will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but that cannot be ascertained on the date of such opinions.

PROSPECTUS

                                 $400,000,000

             DEBT SECURITIES, PREFERRED SHARES AND COMMON SHARES*

                               ----------------

  Archstone Communities Trust ("Archstone") may from time to time offer in one or more series its (i) unsecured senior debt securities (the "Debt Securities"), (ii) Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Preferred Shares"), and (iii) Common Shares of Beneficial Interest, par value $1.00 per share (the "Common Shares" and, together with the Preferred Shares, the "Shares"). The Debt Securities, Preferred Shares and Common Shares (together, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of Archstone or repayment at the option of the Holder, terms for sinking fund payments, and any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (iii) in the case of Common Shares, any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of Archstone as a real estate investment trust ("REIT") for federal income tax purposes.

  The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Offered Securities may be offered directly by Archstone, through agents designated from time to time by Archstone, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

*Pursuant to Rule 429 under the Securities Act of 1933, as amended (the
   "Securities Act"), this Prospectus also relates to an additional $170,929,905 of the Debt Securities, Preferred Shares of Beneficial Interest and Common Shares of Beneficial Interest which were registered under previous registration statements.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

              The date of this Prospectus is September 18, 1998.

                          ARCHSTONE COMMUNITIES TRUST


  Archstone, formerly known as Security Capital Pacific Trust ("PTR"), is a real estate operating company focused on the acquisition, development, operation and long-term ownership of multifamily communities in markets and submarkets with strong economic fundamentals and high barriers to entry throughout the United States. Archstone's primary objective is creating long-term sustainable growth in per share cash flow and expects to generate significant internal growth from its well located operating communities and the completion and stabilization of new communities in its development pipeline. Archstone has a significant national presence, and as of June 30, 1998, Archstone had 232 operating communities representing 68,429 units, with other communities under development, in markets that include 29 of the nation's 50 largest metropolitan markets. The number of operating communities and units includes communities acquired in the merger of Security Capital Atlantic Incorporated with and into PTR (the "Atlantic Merger") which was approved by Archstone's Board of Trustees on June 29, 1998 and was consummated in July 1998.

  The foundation for Archstone's growth strategy is its commitment to fundamental real estate and customer research, allowing Archstone to deploy its capital into markets, products and new business opportunities which it believes have the greatest potential for long-term cash flow growth. Archstone's objective is to create a dominant national brand in the multifamily industry by emphasizing an extremely high level of customer service. Management believes that this unique, research driven strategy will continue to allow Archstone to produce attractive long-term returns for its shareholders.

  Archstone was formed in 1963 and is organized as a real estate investment trust ("REIT"), under the laws of Maryland. Its principal executive offices are located at 7670 South Chester Street, Englewood, Colorado 80112, and its telephone number is (303) 708-5959.


                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for the development and acquisition of additional multifamily communities, as suitable opportunities arise, for the repayment of certain outstanding indebtedness at such time and for working capital and general corporate purposes.

                               RATIO INFORMATION

  For the purpose of computing these ratios, (a) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (b) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                           PRO
                          FORMA
                           SIX
                          MONTHS  HISTORICAL  PRO FORMA      HISTORICAL YEAR ENDED
                          ENDED   SIX MONTHS  YEAR ENDED         DECEMBER 31,
                         JUNE 30, ENDED JUNE DECEMBER 31, ---------------------------
                           1998    30, 1998    1997(1)    1997(1) 1996 1995 1994 1993
                         -------- ---------- ------------ ------- ---- ---- ---- ----
Ratio of earnings to
 fixed charges..........   2.2       2.1         1.6        1.1   2.5  3.2  2.6  4.0
Ratio of earnings to
 combined fixed charges
 and Preferred Share
 dividends..............   1.9       1.7         1.3        0.9   1.7  1.9  1.6  3.4

--------
(1) Earnings from operations for 1997 included a one time, non-cash charge of $71.7 million associated with costs incurred in acquiring the management companies from an affiliate. Excluding this charge, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends for the year ended December 31, 1997 would be 2.0 and 1.6, respectively (2.3 and 1.9 on a pro forma basis giving effect to the Atlantic Merger and certain other transactions).

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture, dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994 (as so supplemented, the "Indenture"), between Archstone and State Street Bank and Trust Company, as trustee (the "Trustee"). The Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Trustee at Two International Place, Boston, Massachusetts 02110 Attention: Corporate Trust Division or as described below under "Available Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

  The Debt Securities will be direct, unsecured obligations of Archstone and will rank equally with all other unsecured and unsubordinated indebtedness of Archstone. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of Archstone's Board of Trustees (the "Board") or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Sections 101 and 609), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

  Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

    (1) the title of such series of Debt Securities;

    (2) the aggregate principal amount of such series of Debt Securities and any limit on such principal amount;

    (3) the percentage of the principal amount at which the Debt Securities of such series will be issued and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion shall be determined;

    (4) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

    (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    (6) the date or dates, or the method by which such date or dates will be determined, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom, and the manner in which, such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year comprised of twelve 30-day months;

    (7) the place or places where the principal of (and premium or Make-Whole Amount (as defined), if any) and interest and Additional Amounts, if any, on the Debt Securities of such series will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Archstone in respect of such Debt Securities and the Indenture may be served;

    (8) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies in which, and the other terms and conditions upon which the Debt Securities of such series may be redeemed, as a whole or in part, at the option of Archstone, if Archstone is to have such an option;

    (9) the obligation, if any, of Archstone to redeem, repay or purchase the Debt Securities of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

    (10) if other than United States dollars, the currency or currencies in which the Debt Securities of such series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    (11) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on the Debt Securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be, but need not be, based on a currency or currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

    (12) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on the Debt Securities of such series are to be payable, at the election of Archstone or a Holder, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable;

    (13) any additions to, modifications of or deletions from the terms of such series of Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

    (14) whether the Debt Securities of such series will be issued in certificated or book-entry form;

    (15) whether the Debt Securities of such series will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and the terms and conditions relating thereto;

    (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to such series of Debt Securities and any provisions in modification thereof, in addition thereto or in lieu thereof;

    (17) if the Debt Securities of such series are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

    (18) whether and under what circumstances Archstone will pay Additional Amounts as contemplated in the Indenture on the Debt Securities of such series in respect of any tax, assessment or governmental charge and, if so, whether Archstone will have the option to redeem such Debt Securities in lieu of making such payment; and

    (19) any other terms of such series of Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Under the Indenture, Archstone will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  Except as set forth below under "Certain Covenants--Limitations on Incurrence of Debt," the Indenture does not contain any other provisions that would limit the ability of Archstone to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving Archstone or in the event of a change of control of Archstone. However, Archstone's Amended and Restated Declaration of Trust, as amended and supplemented (the "Declaration of Trust"), restricts beneficial ownership of Archstone's outstanding Shares by a single person, or persons acting as a group, to 9.8% of such Shares, with certain exceptions (including an exception for the ownership of up to 49% of such Shares in the case of Security Capital Group Incorporated ("Security Capital Group")). See "Description of Common Shares--Restriction on Size of Holdings." Additionally, the Articles Supplementary relating to Archstone's Cumulative Convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Series A Preferred Shares"), Archstone's Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Series B Preferred Shares") and Archstone's Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $1.00 per share (the "Series C Preferred Shares") restrict beneficial ownership of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, respectively, by a person, or persons acting as a group, to 25% of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be. Similarly, the Articles Supplementary for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares. See "Description of Preferred Shares--Restrictions on Ownership." These restrictions are designed to preserve Archstone's status as a REIT and, therefore, may act to prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Archstone that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000 (Section 302).

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at Two International Place, Boston, Massachusetts 02110 Attention: Corporate Trust Division; provided that, at the option of Archstone, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person to an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

  If any Interest Payment Date, Principal Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Principal Payment Date or the Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in Boston, Massachusetts are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but Archstone may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by Archstone with respect to any series of Debt Securities, Archstone may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Archstone will be required to maintain a transfer agent in each Place of Payment for such series. Archstone may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

  Neither Archstone nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

  Archstone may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that
(a) either Archstone shall be the continuing entity, or the successor entity (if other than Archstone) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any State thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Archstone or any Subsidiary as a result thereof as having been incurred by Archstone or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

  Limitations on Incurrence of Debt. Archstone will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of Archstone and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than

60% of the sum of (without duplication) (i) Archstone's Total Assets (as defined below) as of the end of the calendar quarter covered in Archstone's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the "Commission") (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Archstone or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt (Section 1004).

  In addition to the foregoing limitation on the incurrence of Debt, Archstone will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of Archstone or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of Archstone and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of Archstone or any Subsidiary is greater than 40% of Archstone's Total Assets (Section 1004).

  In addition to the foregoing limitations on the incurrence of Debt, Archstone will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by Archstone and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by Archstone and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
(iv) in the case of any acquisition or disposition by Archstone or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1004).

  Existence. Except as permitted under "--Merger, Consolidation or Sale," Archstone will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Archstone shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

  Maintenance of Properties. Archstone will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Archstone may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Archstone and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006).

  Insurance. Archstone will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies (Section 1007).

  Payment of Taxes and Other Claims. Archstone will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of Archstone or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Archstone or any Subsidiary; provided, however, that Archstone shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1008).

  Provision of Financial Information. Whether or not Archstone is subject to
Section 13 or 15(d) of the Exchange Act, Archstone will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Archstone would have been required to file with the Commission pursuant to such Section 13 and 15(d) (the "Financial Statements") if Archstone were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Archstone would have been required so to file such documents if Archstone were so subject. Archstone will also in any event (i) within 15 days of each Required Filing Date (x) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which Archstone would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Archstone were subject to such Sections and (y) file with the Trustee copies of the annual reports, quarterly reports and other documents which Archstone would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Archstone were subject to such Sections and (ii) if filing such documents by Archstone with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

  As used herein,

  "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

  "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of Archstone and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock.

  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

  "Consolidated Income Available for Debt Service" for any period means Earnings from Operations (as defined below) of Archstone and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of Archstone and its Subsidiaries, (ii) provision for taxes of Archstone and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

  "Debt" of Archstone or any Subsidiary means any indebtedness of Archstone or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments; (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Archstone or any Subsidiary; (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement; (iv) the principal amount of all obligations of Archstone or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or (v) any lease of property by Archstone or any Subsidiary as lessee which is reflected on Archstone's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on Archstone's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by Archstone or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Archstone or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by Archstone or any Subsidiary whenever Archstone or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,
(ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Debt Securities.

  "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net as reflected in the financial statements of Archstone and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) in the case of a partnership or any other entity other than a corporation, the outstanding equity interest of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

  "Total Assets" as of any date means the sum of (i) Archstone's Undepreciated Real Estate Assets and (ii) all other assets of Archstone determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of Archstone and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance of any other covenant of Archstone contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (v) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of Archstone or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against Archstone or any of its Subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Archstone or any Significant Subsidiary or for all or substantially all of either of its property; and (viii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated by the Commission) of Archstone.

  If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to Archstone (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) Archstone shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof and the Make-Whole Amount, if any) or interest, with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section
502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

  The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

  The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any), interest on, and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof (Section 508).

  Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

  Within 120 days after the close of each fiscal year, Archstone must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010).

MODIFICATION OF THE INDENTURE

  Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (i) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (iii) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security;
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

  The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by Archstone with certain covenants in the Indenture (Section 1012).

  Modifications and amendments of the Indenture may be made by Archstone and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to Archstone as obligor under the Indenture; (ii) to add to the covenants of Archstone for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon

Archstone in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series and any related coupons; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(ix) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the Indenture under the TIA; or (xi) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

  The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and (iv) Debt Securities owned by Archstone or any other obligor upon the Debt Securities or any Affiliate of Archstone or of such other obligor shall be disregarded (Section
101).

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by Archstone or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

  Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Article Six of the Indenture) conclusive in favor of the Trustee and Archstone, if made in the manner specified above (Section 1507).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Archstone may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

  The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, Archstone may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the Indenture (being the restrictions described under "--Certain Covenants") and, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by Archstone with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust may only be established if, among other things, Archstone has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

  "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

  Unless otherwise provided in the applicable Prospectus Supplement, if after Archstone has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency (other than the ECU or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars (Section 101).

  In the event Archstone effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to Sections 1004 to 1009, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Archstone would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

REGISTRATION AND TRANSFER

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but Archstone may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). Archstone may at any time designate a transfer agent (in addition to the Trustee) with respect to any series of Debt Securities. If Archstone has designated such a transfer agent or transfer agents, Archstone may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Archstone will be required to maintain a transfer agent in each Place of Payment for such series (Section 1002).

  Neither Archstone nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

BOOK-ENTRY PROCEDURES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities, if any, are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, Archstone anticipates that the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by Archstone if such Debt Securities are offered and sold directly by Archstone. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through

Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of Archstone, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Archstone expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. Archstone also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Archstone within 90 days, Archstone will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, Archstone may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by Archstone, of $1,000 and integral multiples thereof.

NO PERSONAL LIABILITY

  No past, present or future trustee, officer, employee or shareholder, as such, of Archstone or any successor thereof shall have any liability for any obligations of Archstone under the Debt Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debt Securities (Section 111).

TRUSTEE

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Sections 101 and 609), and except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

  Subject to limitations prescribed by Maryland law and the Declaration of Trust, the Board is authorized to issue, from the authorized but unissued shares of beneficial interest of Archstone, Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of the Board or a duly authorized committee thereof. At August 31, 1998, Archstone had 4,840,215 of its Series A Preferred Shares issued and outstanding and held of record by approximately 50 shareholders, 4,200,000 of its Series B Preferred Shares issued and outstanding and held of record by approximately 260 shareholders and 2,000,000 of its Series C Preferred Shares issued and outstanding and held of record by approximately 10 shareholders.

  Reference is made to the Prospectus Supplement relating to the series of Preferred Shares being offered for the specific terms thereof, including:

    (1) The title and stated value of such series of Preferred Shares;

    (2) The number of shares of such series of Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to Preferred Shares of such series;

    (4) The date from which dividends on Preferred Shares of such series shall cumulate, if applicable;

    (5) The procedures for any auction and remarketing, if any, for Preferred Shares of such series;

    (6) The provision for a sinking fund, if any, for Preferred Shares of such series;

    (7) The provision for redemption, if applicable, of Preferred Shares of such series;

    (8) Any listing of such series of Preferred Shares on any securities exchange;

    (9) The terms and conditions, if applicable, upon which Preferred Shares of such series will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

    (10) Whether interests in Preferred Shares of such series will be represented by Global Securities;

    (11) Any other specific terms, preferences, rights, limitations or restrictions of such series of Preferred Shares;

    (12) A discussion of federal income tax considerations applicable to Preferred Shares of such series;

    (13) The relative ranking and preferences of Preferred Shares of such series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Archstone;

    (14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Archstone; and

    (15) Any limitations on direct or beneficial ownership and restrictions on transfer of Preferred Shares of such series, in each case as may be appropriate to preserve the status of Archstone as a REIT.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares of each Series will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Archstone, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such series of Preferred Shares; (ii) on a parity with all equity securities issued by Archstone the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares of such series; and (iii) junior to all equity securities issued by Archstone the terms of which specifically provide that such equity securities rank senior to Preferred Shares of such series.

DIVIDENDS

  Holders of Preferred Shares of each series shall be entitled to receive, when, as and if declared by the Board, out of assets of Archstone legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of Archstone on such record dates as shall be fixed by the Board.

  Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Archstone will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Shares of Archstone of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient of the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Shares or any other capital shares of Archstone ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of Archstone ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such series) by Archstone (except by conversion into or exchange for other capital shares of Archstone ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of Archstone, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of Preferred Shares of such series that shall be redeemed by Archstone in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such series of Preferred Shares does not have a cumulative dividend, include any cumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of Archstone, the terms of such series of Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, Preferred Shares of such series shall automatically and mandatorily be converted into shares of the applicable capital shares of Archstone pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, Archstone shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of Archstone ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

  If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by Archstone and such shares may be redeemed pro rata from the holders of record of Preferred Shares of such series in proportion to the number of Preferred Shares of such series held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by Archstone.

  Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of Archstone. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such Preferred Shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by Archstone in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such Preferred Shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Archstone, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of Archstone ranking junior to such series of Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of Archstone, the holders of each series of Preferred Shares shall be entitled to receive out of assets of Archstone legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares of such series will have no right or claim to any of the remaining assets of Archstone. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Archstone are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares of such series and the corresponding amounts payable on all shares of other classes or series of capital shares of Archstone ranking on a parity with Preferred Shares of such series in the distribution of assets, then the holders of Preferred Shares of such series and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of Preferred Shares of such series, the remaining assets of Archstone shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares of such series upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of Archstone with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of Archstone, shall not be deemed to constitute a liquidation, dissolution or winding up of Archstone.

VOTING RIGHTS

  Holders of the Preferred Shares of each series will not have any voting rights, except as set forth below or in the applicable Prospectus Supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable Prospectus Supplement, will apply to each series of Preferred Shares.

  If six quarterly dividends (whether or not consecutive) payable on the Preferred Shares of such series or any other series of Preferred Shares ranking on a parity with such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Parity Shares") are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board will be increased by two, and the holders of Preferred Shares of such series, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional trustees to serve on the Board at any annual meeting of shareholders or a properly called special meeting of the holders of Preferred Shares of such series and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the Preferred Shares of such series and such other Voting Preferred Shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights. For so long as Security Capital Group Incorporated ("Security Capital Group") and certain of its affiliates beneficially own in excess of 10% of the outstanding Common Shares, in any such vote by holders of Preferred Shares of such series, Security Capital Group and certain of its affiliates shall vote their Preferred Shares of such series, if any, in the same respective percentages as the Preferred Shares of such series and Voting Preferred Shares that are not held by such persons.

  The approval of two-thirds of the outstanding Preferred Shares of such series and all other series of Voting Preferred Shares similarly affected, voting as a single class, is required in order to (i) amend Archstone's Declaration of Trust to affect materially and adversely the rights, preferences or voting power of the holders of the Preferred Shares of such series or the Voting Preferred Shares; (ii) enter into a share exchange that affects the Preferred Shares of such series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into Archstone, unless in each such case each Preferred Share of such series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Preferred Share of such series (except for changes that do not materially and adversely affect the holders of the Preferred Shares of such series); or
(iii) authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the Preferred Shares of such series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, Archstone may create additional classes of Parity Shares and other series of Preferred Shares ranking junior to such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Junior Shares"), increase the authorized number of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Shares of such series.

  Except as provided above and as required by law, the holders of Preferred Shares of each series will not be entitled to vote on any merger or consolidation involving Archstone or a sale of all or substantially all of the assets of Archstone.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which Preferred Shares of any series are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares of such series are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares of such series or Archstone, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the Preferred Shares of such series.

RESTRICTIONS ON OWNERSHIP

  As discussed below under "Description of Common Shares--Restriction on Size of Holdings," for Archstone to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding shares of beneficial interest may be owned by five or fewer individuals at any time during the last half of a taxable year, and the capital stock must be beneficially owned by 100 or more persons during at least 335 days of Archstone's taxable year of 12 months. Therefore, the Articles Supplementary for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares (the "Preferred Shares Ownership Limit Provision"). Except as otherwise described in the applicable Prospectus Supplement relating thereto, the provisions of each Articles Supplementary relating to the Preferred Shares Ownership Limit will provide (as in the case of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares) as summarized below.

  The Preferred Shares Ownership Limit Provision will provide that, subject to certain exceptions contained in such Articles Supplementary, no person, or persons acting as a group, may beneficially own more than 25% of any series of Preferred Shares outstanding at any time, except as a result of Archstone's redemption of Preferred Shares. Shares acquired in excess of the Preferred Shares Ownership Limit Provision must be redeemed by Archstone at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. Such redemption is not applicable if a person's ownership exceeds the limitations due solely to Archstone's redemption of Preferred Shares; provided that thereafter any additional Preferred Shares acquired by such person shall be Excess Shares (as hereinafter defined). See "Description of Common Shares--Restriction on Size of Holdings." From and after the date of notice of such redemption, the holder of the Preferred Shares thus redeemed shall cease to be entitled to any distribution (other than distributions declared prior to the date of notice of redemption), voting rights and other benefits with respect to such shares except the right to receive payment of the redemption price determined as described above. The Preferred Shares Ownership Limit Provision may not be waived with respect to certain affiliates of Archstone.

  All certificates representing shares of Preferred Shares will bear a legend referring to the restrictions described above.

                          DESCRIPTION OF COMMON SHARES

GENERAL

  The Declaration of Trust authorizes Archstone to issue up to 250,000,000 Shares of Beneficial Interest, par value $1.00 per share, consisting of Common Shares, Preferred Shares and such other types or classes of shares of beneficial interest as the Board may create and authorize from time to time. At August 31, 1998 approximately 143,170,717 Common Shares were issued and outstanding and held of record by approximately 3,080 shareholders.

  The following description sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement which provides for Common Shares issuable pursuant to subscription offerings or rights offerings or upon conversion of Preferred Shares which are offered pursuant to such Prospectus Supplement and convertible into Common Shares for no additional consideration. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and Archstone's Bylaws.

  The outstanding Common Shares are fully paid and, except as set forth below under "--Shareholder Liability," non-assessable. Each Common Share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of Trustees. Holders of Common Shares do not have the right to cumulate their votes in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board out of funds legally available therefor. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities of Archstone. In the event of a liquidation, dissolution or winding up of the affairs of Archstone, the holders of the Common Shares are entitled to share ratably in the assets of Archstone remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and subject to the rights of holders of other series of Preferred Shares, if any. The right of holders of the Common Shares are subject to the rights and preferences established by the Board for the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and any other series of Preferred Shares which may subsequently be issued by Archstone. See "Description of Preferred Shares."

PURCHASE RIGHTS

  On July 11, 1994, the Board declared a dividend of one preferred share purchase right (a "Purchase Right") for each Common Share outstanding, payable to holders of Common Shares of record at the close of business on July 21, 1994. The holders of any additional Common Shares issued after such date and before the redemption or expiration of the Purchase Rights are also entitled to receive one Purchase Right for each such additional Common Share. Each Purchase Right entitles the holder under certain circumstances to purchase from Archstone one one-hundredth of a share of a series of participating preferred shares, par value $1.00 per share (the "Participating Preferred Shares") at a price of $60.00 per one one-hundredth of a Participating Preferred Share, subject to adjustment. Purchase Rights are exercisable when a person or group of persons acquires 20% or more of the outstanding Common Shares (49% in the case of Security Capital Group and its affiliates) or announces a tender offer or exchange offer for 25% or more of the outstanding Common Shares. Under certain circumstances, each Purchase Right entitles the holder to purchase, at the Purchase Right's then current exercise price, a number of Common Shares having a market value of twice the Purchase Right's exercise price. The acquisition of Archstone pursuant to certain mergers or other business transactions would entitle each holder to purchase, at the Purchase Right's then current exercise price, a number of the acquiring company's common shares having a market value at the time equal to twice the Purchase Right's exercise price. The Purchase Rights held by certain 20% shareholders (other than Security Capital Group) would not be exercisable. The Purchase Rights will expire on July 21, 2004 and are subject to redemption in whole, but not in part, at a price of $.01 per Purchase Right payable in cash, shares of Archstone or any other form of consideration determined by the Board.

TRANSFER AGENT

  The transfer agent and registrar for the Common Shares is ChaseMellon Shareholder Services, L.L.C. The Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "ASN."

CLASSIFIED BOARD OF TRUSTEES

  Under the Archstone Declaration of Trust, the Board is divided into three classes of Trustees, designated Class I, Class II and Class III. Each class consists, as nearly as is possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. The term of office of each Trustee is three years and until his or her successor is elected and qualifies, subject to prior death, resignation or removal. At the 1999 annual meeting of shareholders, Class I Trustees will be elected; at the 2000 annual meeting of shareholders, Class II Trustees will be elected; and at the 2001 annual meeting of shareholders, Class III Trustees will be elected. At each succeeding annual meeting of shareholders, beginning in 2002, successors to the class of Trustees whose term expires at such annual meeting will be elected. If the authorized number of Trustees constituting the Board of Trustees is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class will hold office until the next annual meeting of shareholders, but in no case will a decrease in the number of Trustees constituting the Board of Trustees shorten the term of any incumbent Trustee. The staggered board provision is designed to provide for a certain level of continuity of membership in the Board of Trustees. Such continuity provides Archstone with consistency in management and business approach over time. The staggered board provision may have the effect of making it more difficult for a third party to acquire control of Archstone without the consent of the Board of Trustees.

RESTRICTION ON SIZE OF HOLDINGS OF SHARES

  For Archstone to qualify as a REIT under the Code, no more than 50% in value of Archstone's shares (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. Archstone's shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

  Subject to certain exceptions, no holder is permitted to own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (49% in the case of Security Capital Group) in number of shares or value, of the outstanding Shares (the "Ownership Limit"). The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. The proposed transferee must give written notice to Archstone of the proposed transfer at least 30 days prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure Archstone's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in Section 856(a) of the Code or (iii) result in Archstone being "closely held" within the meaning of
Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to Shares. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in the best interests of Archstone to attempt to qualify, or to continue to qualify, as a REIT. The Declaration of Trust excludes Security Capital Group and its affiliates from the foregoing ownership restriction to the extent that Security Capital Group beneficially owns 49% or less of Archstone's outstanding shares.

  Any shares the purported transfer of which would result in a person owning Shares in excess of the Ownership Limit or cause Archstone to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Declaration of Trust to a party not affiliated with Archstone designated by Archstone as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, distributions on such Excess Shares will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares will be transferred by the trustee at the direction of Archstone to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by Archstone for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date Archstone elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation systems over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee will cease to be entitled to distribution (other than liquidating distributions), voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by Archstone that such Excess Shares have been transferred in violation of the provisions of the Declaration of Trust will be repaid, upon demand, to Archstone, which will pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of Archstone, to have acted as an agent on behalf of Archstone in acquiring such Excess Shares and to hold such Excess Shares on behalf of Archstone.

  All certificates evidencing shares will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of Archstone's outstanding shares must give a written notice containing certain information to Archstone by January 31 of each year. In addition, each shareholder is upon demand required to disclose to Archstone in writing such information with respect to the direct, indirect and constructive ownership of Archstone shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine Archstone's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  The ownership limitations under the Declaration of Trust are designed to protect the REIT status of Archstone. The limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Maryland statutory law governing REITs permits a REIT to indemnify or advance expenses to trustees, officers, employees and agents of the REIT to the same extent as is permitted for directors, officers, employees and agents of a Maryland corporation under Maryland statutory law. Under the Declaration of Trust, Archstone is required to indemnify each Trustee, officer, employee and agent to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee, officer, employee or agent of Archstone or is or was serving at the request of Archstone as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings. The Board believes that the indemnification provision will enhance Archstone's ability to attract and retain superior Trustees and officers for Archstone and subsidiaries of Archstone.

  Additionally, Archstone has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for liabilities and expenses (i) the payment of which is judicially determined to be unlawful, (ii) relating to claims under Section 16(b) of the Exchange Act, or (iii) relating to judicially determined criminal violations.

SHAREHOLDER LIABILITY

  Both the Maryland statutory law governing REITs and the Declaration of Trust provide that shareholders shall not be personally or individually liable for any debt, act, omission or obligation of Archstone or the Board. The Declaration of Trust further provides that Archstone shall indemnify and hold each shareholder harmless from all claims and liabilities to which the shareholder may become subject by reason of his or her being or having been a shareholder and that Archstone shall reimburse each shareholder for all legal and other expenses reasonably incurred by the shareholder in connection with any such claim or liability, provided that such shareholder gives Archstone prompt notice of any such claim or liability and permits Archstone to conduct the defense thereof. In addition, Archstone is required to, and as a matter or practice does, insert a clause in its management and other contracts providing that shareholders assume no personal liability for obligations entered into on behalf of Archstone. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by Archstone. Inasmuch as Archstone carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which Archstone's assets plus its insurance covered would be insufficient to satisfy the claims against Archstone and its shareholders.

                       FEDERAL INCOME TAX CONSIDERATIONS

  Archstone intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to Archstone and its shareholders of the treatment of Archstone as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Offered Securities is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Offered Securities.

  Based upon certain representations of Archstone with respect to the facts as set forth and explained in the discussion below, in the opinion of Mayer, Brown & Platt, counsel to Archstone, Archstone has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation described in this Prospectus and as represented by management will enable it to satisfy the requirements for such qualification.

  This opinion is conditioned upon certain representations made by Archstone as to certain factual matters relating to Archstone's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. Archstone's qualification and taxation as a REIT will depend on Archstone's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that Archstone will satisfy such tests on a continuing basis.

  In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities such as Archstone, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT.

  If Archstone fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Archstone could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

  The Board believes that Archstone has been organized and operated and currently intends that Archstone will continue to operate in a manner that permits it to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on Archstone continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on Archstone's operating results.

  The following summary is based on the Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department ("Treasury") regulations, subsequent changes to any of which may affect the tax consequences described herein, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF ARCHSTONE

 General

  In any year in which Archstone qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. Archstone may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation, to the extent that Archstone elects to retain and pay income tax on its net long-term capital gain, shareholders are required to include their proportionate share of Archstone's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by Archstone.

  Notwithstanding its qualification as a REIT, Archstone may also be subject to taxation in certain other circumstances. If Archstone should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which Archstone fails to satisfy either the 75% test or the 95% test, multiplied by a fraction intended to reflect Archstone's profitability. Archstone will also be subject to a tax of 100% on net income from any "prohibited transaction", as described below, and if Archstone has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if Archstone should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, Archstone would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Archstone elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. Archstone may also be subject to the corporate "alternative minimum tax", as well as tax in certain situations and on certain transactions not presently contemplated. Archstone will use the calendar year both for federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, Archstone must meet, among others, the following requirements:

 Share Ownership Test

  Archstone's shares of stock must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the stock of Archstone may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. Any stock held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. Pursuant to the constructive ownership rules, Security Capital's ownership of shares is attributed to its shareholders for purposes of the 50% test. If Archstone complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares of stock were held, actually or constructively, by five or fewer individuals, then Archstone will be treated as meeting such requirement.

  In order to ensure compliance with the 50% test, Archstone has placed certain restrictions on the transfer of the shares of its stock to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury regulations, Archstone must maintain records which disclose the actual ownership of its outstanding shares of stock. In fulfilling its obligations to maintain records, Archstone must and will demand written statements each year from the record holders of designated percentages of shares of its stock disclosing the actual owners of such shares (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of Archstone's records. A shareholder failing or refusing to comply with Archstone's written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of shares of Archstone's stock and certain other information. In addition, Archstone's Charter provides restrictions regarding the transfer of shares of its stock that are intended to assist Archstone in continuing to satisfy the share ownership requirements. See "Description of Common Shares-- Restriction on Size of Holdings". Archstone intends to enforce the 9.8% limitation on ownership of shares of its stock to assure that its qualification as a REIT will not be compromised.

 Asset Tests

  At the close of each quarter of Archstone's taxable year, Archstone must satisfy certain tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of Archstone's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, and government securities, and qualified temporary investments. Second, although the remaining 25% of Archstone's assets generally may be invested without restriction, securities in this class may not exceed either (i) in the case of securities of any non-government issuer, 5% of the value of Archstone's total assets or (ii) 10% of the outstanding voting securities of any one issuer. Where Archstone invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

 Gross Income Tests

  There are two separate percentage tests relating to the sources of Archstone's gross income which must be satisfied for each taxable year. For purposes of these tests, where Archstone invests in a partnership, Archstone will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of Archstone as it has in the hands of the partnership.

  1. The 75% Test. At least 75% of Archstone's gross income for the taxable year must be "qualifying income". Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property;
(iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Archstone's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by Archstone in exchange for its shares during the one-year period following the receipt of such capital.

  Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if Archstone, or an owner of 10% or more of Archstone, directly or constructively owns 10% or more of such resident. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Archstone generally must not operate or manage the property or furnish or render services to residents, other than through an "independent contractor" from whom Archstone derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by Archstone are "usually or customarily rendered" in connection with the rental of multifamily units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience". However a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed one percent of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service (or providing the management or operation).

  2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of Archstone's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (other than on REIT shares) and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

  For purposes of determining whether Archstone complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property) unless such property is held by Archstone for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of Archstone--General".

  Even if Archstone fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) Archstone's failure to comply was due to reasonable cause and not to willful neglect; (ii) Archstone reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, Archstone will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

 Annual Distribution Requirements

  In order to qualify as a REIT, Archstone is required to make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (a) 95% of Archstone's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Archstone timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Archstone does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Archstone may, with respect to undistributed net long-term capital gains it received during the taxable year, designate in a notice mailed to shareholders within 60 days of the end of the taxable year (or in a notice mailed with its annual report for the taxable year) such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone made this designation, the shareholders of Archstone would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone and Archstone would have to pay the tax on such gains within 30 days of the close of its taxable year. Each shareholder of Archstone would be deemed to have paid such shareholder's share of the tax paid by Archstone on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his Archstone stock by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone.

  Archstone intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that Archstone may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing Archstone's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, Archstone will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

  If Archstone fails to meet the 95% distribution requirement as a result of an adjustment to Archstone's tax return by the Internal Revenue Service (the "IRS"), Archstone may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

 Failure to Quality

  If Archstone fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, Archstone will be subject to tax (including applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Archstone fails to quality as a REIT will not be deductible by Archstone, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Archstone also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAXATION OF ARCHSTONE'S SHAREHOLDERS

 Taxation of Taxable Domestic Shareholders

  As long as Archstone qualifies as a REIT, distributions made to Archstone's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions and undistributed amounts that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Archstone's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that Archstone makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's shares by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the shares are held as a capital asset). In addition, any dividend declared by Archstone in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Archstone and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Archstone during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of Archstone. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Archstone shareholders.

  Archstone is permitted under the Code to retain and pay income tax on its net capital gain for any taxable year. Under the Taxpayer Relief Act of 1997 (the "1997 Act"), however, if Archstone so elects, a shareholder must include in income such shareholder's proportionate share of Archstone's undistributed capital gain for the taxable year and will be deemed to have paid such shareholder's proportionate share of the income tax paid by Archstone with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's Common Shares would be increased by the amount of undistributed capital gain (less the tax paid by Archstone) included in the shareholder's income. Archstone has no current intent of retaining its net capital gains.

  The Internal Revenue Service Restructuring and Reform Act of 1998 (the "1998 Act"), which was recently passed by Congress and signed into law by the President, alters the holding period for taxation of capital gain income for individuals (and for certain trusts and estates). Pursuant to the 1997 Act, gain from the sale or exchange of certain investments held for more than 18 months was taxed at a maximum capital gain rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one-year, was taxed at a maximum capital gain rate of 28%. The 1997 Act also provided for a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets. Pursuant to the 1998 Act, property held for more than one-year (rather than 18 months) will be eligible for the 20% and 25% capital gains rates discussed above. The 1998 Act applies to amounts taken into account on or after January 1, 1998. On November 10, 1997, the IRS issued Notice 97-64, which provided generally that Archstone may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as capital gain in the 28% group). Under Notice 97-64, if no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income was subject to a marginal tax rate of at least 28%. Notice 97-64 has not yet been modified to incorporate the changes made to holding periods under the 1998 Act.

  In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from Archstone required to be treated by such shareholder as long-term capital gains.


  Shareholders of Archstone should consult their tax advisor with regard to (i) the application of the changes made by the 1997 Act and the 1998 Act with respect to taxation of capital gains and capital gain dividends and (ii) to state, local and foreign taxes on capital gains.

 Backup Withholding

  Archstone will report to its domestic shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Archstone with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, Archstone may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to Archstone.

 Taxation of Tax-Exempt Shareholders

  The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT", based upon the ruling, the analysis therein and the statutory framework of the Code, distributions by Archstone to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, and that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Archstone, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

  However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

 Taxation of Foreign Shareholders

  Archstone will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons (i.e., nonresident aliens and foreign corporations, partnerships, trust and estates). It is currently anticipated that Archstone will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of the shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

  Distributions of cash generated by Archstone's real estate operations (but not by its sale or exchange of such communities) that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with Archstone the required form evidencing such lower rate or (ii) the foreign shareholder files an IRS Form 4224 with Archstone claiming that the distribution is "effectively connected" income. Recently promulgated Treasury Regulations revise in certain respects the rules applicable to foreign shareholders with respect to payments made after December 31, 1999 .

  Distributions of proceeds attributable to the sale or exchange by Archstone of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. Archstone is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by Archstone as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

  The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in Archstone should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in Archstone.

OTHER TAX CONSIDERATIONS

 Archstone Development Services

  Archstone Development Services will pay Federal and state income taxes at the full applicable corporate rates on its income prior to payment of any dividends. Archstone Development Services will attempt to minimize the amount of such taxes, but there can be no assurance whether or to the extent to which measures taken to minimize taxes will be successful. To the extent that Archstone Development Services is required to pay Federal, state or local taxes, the cash available for distribution by Archstone Development Services to its shareholders will be reduced accordingly.

 Possible Legislative or Other Actions Affecting Tax Consequences

  Prospective shareholders should recognize that the present federal income tax treatment of an investment in Archstone may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in Archstone.

 State and Local Taxes

  Archstone and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Archstone and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Offered Securities of Archstone.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, AND SALES OF COMMON SHARES, PREFERRED SHARES OR DEBT SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

  Archstone may sell the Offered Securities to one or more underwriters or dealers for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with Archstone. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to Archstone shareholders and direct placements to third parties. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all the underlying Offered Securities are not subscribed for, Archstone may sell such unsubscribed Offered Securities to third parties directly or through agents and, in addition, whether or not all of the underlying Offered Securities are subscribed for, Archstone may concurrently offer additional Offered Securities to third parties directly or through agents, which agents may be affiliated with Archstone. Any underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market price). Archstone also may, from time to time, authorize underwriters acting as Archstone's agents to offer and sell the Offered Securities upon the terms and conditions set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Archstone in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by Archstone to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Archstone, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

  If so indicated in the applicable Prospectus Supplement, Archstone will authorize dealers acting as Archstone's agents to solicit offers by certain institutions to purchase Offered Securities from Archstone at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of Archstone. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, Archstone shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for Archstone and its subsidiaries in the ordinary course of business.

                                    EXPERTS

  The financial statements of Archstone as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 and the related schedule, have been incorporated by reference herein and in the Registration Statement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

  With respect to the unaudited condensed interim financial information for the periods ended March 31, 1998 and 1997 and June 30, 1998 and 1997 of Archstone, incorporated by reference herein, KPMG Peat Marwick LLP have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Archstone's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the Securities Act.

  The financial statements of Atlantic as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and the related schedule, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  With respect to the unaudited condensed interim financial information for the periods ended March 31, 1998 and March 31, 1997 and June 30, 1998 and 1997 of Atlantic, incorporated by reference herein, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, they have communicated to management that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reviews of such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act because their procedures do not constitute a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for Archstone by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented and is currently representing Archstone and certain of its affiliates, including Security Capital Group.

                             AVAILABLE INFORMATION

  Archstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048, and are also available on the Commission's worldwide web site at http://www.sec.gov. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Archstone's outstanding Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are listed on the NYSE under the symbols "ASN," "ASN.PFA", "ASN.PFB" and "ASN.PFC," respectively, and all such reports, proxy statements and other information filed by Archstone with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Archstone with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                           INCORPORATION BY REFERENCE

  There are incorporated herein by reference the following documents filed by Archstone with the Commission (File No. 1-10272):

    (a) Archstone's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Archstone's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

    (c) Archstone's Current Reports on Form 8-K filed March 4, 1998, April 3, 1998, April 23, 1998, April 28, 1998, July 7, 1998, July 15, 1998 and
  September 1, 1998;

    (d) The description of the Common Shares contained in Archstone's registration statement on Form 8-A, as amended; and

    (e) The description of Archstone's preferred share purchase rights contained in Archstone's registration statement on Form 8-A, as amended.

  All documents subsequently filed by Archstone pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Offered Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Archstone will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated herein by reference, other than exhibits to such information unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to Secretary, Archstone Communities Trust, 7670 South Chester Street, Englewood, Colorado 80112, telephone number:
(303) 708-5959.

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